Exhibit 99.1

NEWS RELEASE
For More Information Contact:
Rodney L. Underdown (913-344-9395)	Peggy Landon (913-344-9315)
Chief Financial Officer	Director of Investor Relations and Corporate Communications

Compass Minerals Reports First-Quarter 2011 Results
Company Posts Record Quarterly Cash Flow;
Salt Inventory Constraints Limit Weather-Driven Deicing Sales

OVERLAND PARK, Kan. (April 27, 2011) – Compass Minerals (NYSE: CMP) reports the following results of its first-quarter operations:

•	Sales increased 9 percent to $390.6 million from $357.6 million in the 2010 quarter.

•	Net earnings were $56.5 million, or $1.69 per diluted share, compared to $58.9 million, or $1.77 per diluted share, in the first quarter of 2010.

•
Salt segment sales were lifted 10 percent over the prior-year quarter by improved deicing demand while salt segment operating earnings declined 10 percent, pressured by higher-cost inventory carried over from the prior year and increases in shipping and handling costs.

•
Improved specialty fertilizer pricing more than offset a decline in sales volume and drove specialty fertilizer segment sales up 6 percent over the 2010 quarter and segment operating earnings up 14 percent.

•	The company set a new record for quarterly cash flow from operations at $170.8 million, up 24 percent from $137.3 million in the prior-year period.

•	Compass Minerals raised its quarterly dividend by 15 percent to $0.45 per share.

“Our salt segment made solid sales gains, though inventory constraints limited our ability to capitalize on above-normal weather in some regions and, as we expected, the process of selling the higher-unit-cost deicing salt inventory we held at yearend temporarily compressed salt margins. Global market dynamics for potash products continued to improve and, together with the successful integration of Big Quill Resources, drove increased sales and earnings for our specialty fertilizer segment,” said Angelo Brisimitzakis, Compass Minerals president and CEO.

“Our performance this quarter once again demonstrates that Compass Minerals is a strong and resilient company with the ability to generate robust cash flow through a variety of operating environments.  This resilience, combined with our strategic focus on profitable growth, continues to provide the platform for generating solid, long-term shareholder value.”

Compass Minerals

Compass Minerals Financial Results (dollars in millions, except for earnings per share)
	Three months ended March 31,
	2011	2010
Sales	$390.6	$357.6
Sales less shipping and handling costs (product sales)	275.9	258.9
Operating earnings	84.6	92.7
Operating margin	21.7%	25.9%
Net earnings	56.5	58.9
Diluted per-share earnings	1.69	1.77
EBITDA*	100.4	101.1
Adjusted EBITDA*	101.0	104.8
*These are non-GAAP financial measures. Reconciliations to GAAP measures of performance are provided in tables following this release.

SALT SEGMENT

Salt sales improved to $332.4 million from $302.5 million in the 2010 quarter as sales volumes of highway and packaged deicing products rebounded to normal levels from the weather-depressed sales levels of the prior year.  Salt operating earnings declined 10 percent to $77.2 million from $85.6 million a year ago due to the anticipated higher per-unit costs of carryover inventory produced during 2010.   In addition, the salt segment operating margin was constrained by increased fuel costs.

Salt Segment Performance (dollars in millions, except for prices per short ton)
	Three months ended March 31,
	2011	2010
Sales	$332.4	$302.5
Sales excluding shipping and handling (product sales)	$225.5	$210.9
Operating earnings	$77.2	$85.6
Operating margin	23.2%	28.3%
Sales volumes (in thousands of tons):
Highway deicing	4,278	3,950
Consumer and industrial	584	535
Total salt	4,862	4,485
Average sales price (per ton):
Highway deicing	$56.49	$55.46
Consumer and industrial	$155.39	$155.96
Total salt	$68.36	$67.45

Highway deicing salt sales volumes increased 8 percent from the 2010 quarter as a result of greater snowfall in many of the company’s key sales regions, though inventory constraints somewhat limited deicing sales in North America.  Similarly, increased demand for packaged deicing products drove consumer and industrial business unit sales volumes up 9 percent year over year.  Pricing was essentially flat for both salt segment business units except for the effects of customer and product mix shifts.

Compass Minerals

Winter Weather Effect

Compass Minerals estimates that the impact of more-severe-than-normal winter weather did not materially affect its first-quarter salt segment results, as inventory constraints limited the company’s ability to serve some areas that had above-normal demand.

Estimated Effect of Winter Weather on Salt Segment Performance (dollars in millions)
	Three months ended March 31,		Winter season ended March 31,*
	2011	2010	2010-2011	2009-2010
Favorable (unfavorable) to normal weather:
Sales	Approx. Normal	($40) to ($45)	Approx. Normal	($60) to ($65)
Operating earnings	Approx. Normal	($15) to ($20)	Approx. Normal	($27) to ($33)
*Winter season is the six months ended March 31.

The company also estimates that the impact of variations from normal winter weather had no material effect on its full 2010-2011 winter-season results.   By contrast, weather in the 2009-2010 winter season was significantly milder than normal, which reduced sales and operating earnings in that period.

SPECIALTY FERTILIZER SEGMENT

Specialty fertilizer sales increased to $55.4 million from $52.5 million in the prior year as higher average selling prices, including higher prices on the specialty sulfate of potash produced at the company’s recently acquired Big Quill Resources business, more than offset a decline in sales volume. Specialty fertilizer operating earnings increased 14 percent to $19.3 million from $17.0 million.

Specialty Fertilizer Segment Performance (dollars in millions, except for prices per short ton)
	Three months ended March 31,
	2011	2010
Sales	$55.4	$52.5
Sales excluding shipping and handling (product sales)	$47.6	$45.4
Operating earnings	$19.3	$17.0
Operating margin	34.8%	32.4%
Sales volumes (in thousands of tons)	95	102
Average sales price (per ton)	$583	$514

Specialty fertilizer sales volumes declined 7 percent compared to the 2010 quarter as international demand returned to more-normal levels following a surge in international sales in the 2010 quarter.  Average selling prices were up 13 percent, reflecting sulfate of potash market price increases, sales of higher-priced products from Big Quill Resources and a mix shift toward higher-margin domestic sales.

Compass Minerals

OTHER FINANCIAL HIGHLIGHTS

Other expense declined $3.1 million year over year due to lower foreign exchange losses, and income tax expense declined by $2.4 million primarily because of lower pre-tax earnings.

Cash flow from operations improved by 24 percent, or $33.5 million, as a result of the company’s sales growth and more rapid seasonal inventory reductions.

OUTLOOK

 “Our current highway and packaged deicing salt inventories are much lower than year-ago levels, which we believe is consistent with the overall marketplace.  This bodes well for a return to more-typical highway deicing bid-season dynamics and retailer restocking later this year.  If fuel costs stabilize, we expect salt operating margins to expand during the remainder of 2011 as we achieve targeted production volumes at our North American rock salt mines,” Dr. Brisimitzakis said.

“We continue to be optimistic about the global potash market and our increasing sulfate of potash capacity from our multi-phased expansion at the Great Salt Lake and our acquisition of Big Quill Resources. Together, the strengthening global potash market and price improvements should help us to expand our specialty fertilizer operating margins as we progress through 2011.”

An updated summary of the company’s performance and value proposition is included in a presentation available on the company’s website at www.CompassMinerals.com/Presentation and a description of the North American highway deicing industry dynamics is available on the company’s website at www.CompassMinerals.com/MarketData.

Conference Call

Compass Minerals will discuss its results on a conference call tomorrow, Thursday, April 28, at 9:00 a.m. ET.  To access Compass Minerals' conference call, interested parties should visit the company's website at www.CompassMinerals.com or dial (877) 228-7138. Callers must provide the conference ID number 59294537. Outside of the U.S. and Canada, callers may dial (706) 643-0377. Replays of the call will be available on the company's website for two weeks. The replay can also be accessed by phone for seven days at (800) 642-1687, conference ID 59294537. Outside of the U.S. and Canada, callers may dial (706) 645-9291.

About Compass Minerals

Based in the Kansas City metropolitan area, Compass Minerals is a leading producer of minerals, including salt, sulfate of potash specialty fertilizer and magnesium chloride.  The company provides highway deicing salt to customers in North America and the United Kingdom and

Compass Minerals

specialty fertilizer to growers worldwide.  Compass Minerals also produces consumer deicing and water conditioning products, ingredients used in consumer and commercial foods, and other mineral-based products for consumer, agricultural and industrial applications.  Compass Minerals also provides records management services to businesses throughout the U.K.

Non-GAAP Measures

Management uses a variety of measures to evaluate the company’s performance.  While the consolidated financial statements provide an understanding of the company’s overall results of operations, financial condition and cash flows, management analyzes components of the consolidated financial statements to identify certain trends and evaluate specific performance areas.  In addition to using U.S. generally accepted accounting principles (“GAAP”) financial measures, management uses EBITDA and EBITDA adjusted for items which management believes are not indicative of the company’s ongoing operating performance (“adjusted EBITDA”), both non-GAAP financial measures, to evaluate the operating performance of the company’s core business operations because its resource allocation, financing methods and cost of capital, and income tax positions are managed at a corporate level, apart from the activities of the operating segments, and the operating facilities are located in different taxing jurisdictions, which can cause considerable variation in net income.  The company also uses EBITDA and adjusted EBITDA to assess its operating performance and return on capital against other companies, and to evaluate potential acquisitions or other capital projects.  EBITDA and adjusted EBITDA are not calculated under GAAP and should not be considered in isolation or as a substitute for net income, cash flows or other financial data prepared in accordance with GAAP or as a measure of overall profitability or liquidity.  EBITDA and adjusted EBITDA exclude interest expense, income taxes and depreciation and amortization, which are each an essential element of the company’s cost structure and cannot be eliminated.  Consequently, any measure that excludes these elements has material limitations.  While EBITDA and adjusted EBITDA are frequently used as measures of operating performance, these terms are not necessarily comparable to similarly titled measures of other companies due to the potential inconsistencies in the method of calculation.  The calculation of EBITDA and adjusted EBITDA as used by management is set forth in the following table.

Compass Minerals

Reconciliation for EBITDA and Adjusted EBITDA
(in millions)
	Three months ended
	March 31,
	2011	2010
Net earnings	$56.5	$58.9
Income tax expense	21.8	24.2
Interest expense	5.7	5.9
Depreciation, depletion and amortization	16.4	12.1
EBITDA	$100.4	$101.1
Adjustments to EBITDA:
Other expense (1)	0.6	3.7
Adjusted EBITDA	$101.0	$104.8
(1) Primarily includes interest income and foreign exchange losses.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the company's current expectations and involve risks and uncertainties that could cause the company's actual results to differ materially. The differences could be caused by a number of factors including those factors identified in the "Risk Factors" sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q.  The company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments.

Compass Minerals

COMPASS MINERALS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in millions, except share and per-share data)

	Three Months Ended
	March 31,
	2011	2010

Sales	$390.6	$357.6
Shipping and handling cost	114.7	98.7
Product cost	168.3	144.3
Gross profit	107.6	114.6
Selling, general and administrative expenses	23.0	21.9
Operating earnings	84.6	92.7
Other expense:
Interest expense	5.7	5.9
Other, net	0.6	3.7
Earnings before income taxes	78.3	83.1
Income tax expense	21.8	24.2
Net earnings	$56.5	$58.9

Basic net earnings per common share	$1.69	$1.77
Diluted net earnings per common share	$1.69	$1.77
Cash dividends per share	$0.45	$0.39

Weighted-average common shares outstanding (in thousands):(1)
Basic	32,835	32,668
Diluted	32,866	32,678

(1)
The company has adopted the two-class method of calculating earnings per share to account for its stock awards that receive non-forfeitable dividends.  As a result, the above basic and diluted weighted shares outstanding do not include 556,000 and 666,000 participating securities in the three-month periods ending March 31, 2011 and 2010, respectively.

Compass Minerals

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in millions)

	March 31,	December 31,
	2011	2010
ASSETS
Cash and cash equivalents	$177.6	$91.1
Receivables, net	138.4	197.2
Inventories	128.4	205.0
Other current assets	19.2	28.1
Property, plant and equipment, net	555.7	533.8
Intangible and other noncurrent assets	113.3	59.1
Total assets	$1,132.6	$1,114.3
LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities	$129.2	$182.6
Long-term debt, net of current portion	481.5	482.5
Deferred income taxes and other noncurrent liabilities	115.8	101.4
Total stockholders' equity	406.1	347.8
Total liabilities and stockholders' equity	$1,132.6	$1,114.3

Compass Minerals

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in millions)

	Three Months Ended March 31,
	2011	2010

Net cash provided by operating activities	$170.8	$137.3
Cash flows from investing activities:
Capital expenditures	(16.7)	(23.9)
Acquisition of a business, net	(56.8)	–
Other, net	1.1	(0.3)
Net cash used in investing activities	(72.4)	(24.2)
Cash flows from financing activities:
Principal payments on long-term debt	(1.1)	(1.0)
Dividends paid	(15.1)	(12.9)
Proceeds received from stock option exercises	1.1	0.9
Excess tax benefits from equity compensation awards	1.1	1.4
Net cash used in financing activities	(14.0)	(11.6)
Effect of exchange rate changes on cash and cash equivalents	2.1	3.5
Net change in cash and cash equivalents	86.5	105.0
Cash and cash equivalents, beginning of period	91.1	13.5
Cash and cash equivalents, end of period	$177.6	$118.5

Compass Minerals

COMPASS MINERALS INTERNATIONAL, INC.
SEGMENT INFORMATION (unaudited)
(in millions)

Three months ended March 31, 2011	Salt	Specialty Fertilizer	Corporate and Other (a)	Total

Sales to external customers	$332.4	$55.4	$2.8	$390.6
Intersegment sales	0.2	0.1	(0.3)	–
Shipping and handling cost	106.9	7.8	–	114.7
Operating earnings (loss)	77.2	19.3	(11.9)	84.6
Depreciation, depletion and amortization	10.3	4.9	1.2	16.4
Total assets	738.1	334.6	59.9	1,132.6

Three months ended March 31, 2010	Salt	Specialty Fertilizer	Corporate and Other (a)	Total

Sales to external customers	$302.5	$52.5	$2.6	$357.6
Intersegment sales	0.2	0.1	(0.3)	–
Shipping and handling cost	91.6	7.1	–	98.7
Operating earnings (loss)	85.6	17.0	(9.9)	92.7
Depreciation, depletion and amortization	8.5	2.5	1.1	12.1
Total assets	720.4	235.7	70.7	1,026.8

a)
“Corporate and Other” includes corporate entities, the records management business and eliminations.  Corporate assets include deferred tax assets, deferred financing fees, investments related to the non-qualified retirement plan and other assets not allocated to the operating segments.